UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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MAINSTAY VP FUNDS TRUST

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MAINSTAY VP FUNDS TRUST
51 Madison Avenue
New York, New York 10010

November 1, 2014

To our Policy Owners of the MainStay VP Large Cap Growth Portfolio (“Portfolio”):

Effective October 1, 2014, TIAA-CREF acquired Nuveen Investments, Inc. (“Nuveen”). Nuveen is the parent of Winslow Capital Management, LLC (“Winslow”), the Portfolio’s subadvisor. This resulted in a change of control of Winslow and an automatic termination of the previous subadvisory agreement with Winslow under the Investment Company Act of 1940, as amended. At a meeting held on September 24, 2014, the Portfolio’s Board of Trustees (“Board”) approved the continued retention of Winslow as the Portfolio’s subadvisor and approved a new subadvisory agreement, effective as of October 1, 2014. Shareholder approval of the continued retention of Winslow as subadvisor and the new subadvisory agreement is not required.

New York Life Investment Management LLC (“New York Life Investments”) will remain the Portfolio’s investment manager and will continue to oversee Winslow. Under the supervision of New York Life Investments, Winslow will continue to be responsible for the portfolio management of the Portfolio, including making the specific decisions about buying, selling and holding securities.

You are receiving this Information Statement because you are the owner of a variable annuity contract or variable life insurance policy (“Policy”) issued by New York Life Insurance and Annuity Corporation, a Delaware Corporation (“NYLIAC”), and some or all of your policy value is invested in the Portfolio.

This package contains more information about Winslow, TIAA-CREF and the Portfolio, including information regarding the acquisition of Nuveen by TIAA-CREF and the actions taken by the Board. Please review this information and call us toll-free at 800-598-2019 if you have any questions. Clients of investment advisers may also contact their investment adviser with any questions. Please note that no proxy is required. We are not asking you for a proxy and you are not requested to send us a proxy.

Thank you for your continued investment in the Portfolio.

Sincerely,

/s/ Stephen P. Fisher

Stephen P. Fisher
President
MainStay VP Funds Trust

IMPORTANT INFORMATION
FOR THE SHAREHOLDERS OF THE
MAINSTAY VP LARGE CAP GROWTH PORTFOLIO

Under the terms of an exemptive order (“Order”) issued by the Securities and Exchange Commission, this document is an Information Statement and is being furnished to you because you are the owner of a variable annuity contract or variable universal life insurance policy issued by New York Life Insurance and Annuity Corporation, a Delaware corporation (“NYLIAC”), and some or all of your Policy value is invested in the MainStay VP Large Cap Growth Portfolio (“Portfolio”), a series of MainStay VP Funds Trust (“Trust”). New York Life Investment Management LLC (“New York Life Investments”) serves as the investment manager for the Portfolio.

The Order permits New York Life Investments, on behalf of the Portfolio and subject to the approval of the Board of Trustees of the Trust (“Board”), to retain unaffiliated subadvisors without shareholder approval. This authority is subject to certain conditions.

Under the Order, if New York Life Investments retains, and the Board approves, an unaffiliated subadvisor for the Portfolio, the Portfolio must provide shareholders with certain information about the subadvisor and the subadvisory agreement within 90 days of such retention. In this case, the Portfolio is providing you with this information because the acquisition of Nuveen Investments, Inc. (“Nuveen”), the parent company of Winslow Capital Management LLC (“Winslow”) by TIAA-CREF constituted a change of control of Winslow and resulted in an automatic termination of the previous subadvisory agreement with Winslow under the Investment Company Act of 1940, as amended (“1940 Act”). In response, during a meeting held on September 24, 2014, the Board approved the continued retention of Winslow as the Portfolio’s subadvisor and approved a new subadvisory agreement (“Agreement”), effective as of October 1, 2014.

This Information Statement provides you with more information about the acquisition of Nuveen by TIAA-CREF and the Agreement. Importantly, New York Life Investments does not believe that the acquisition will have any material impact on the management of the Portfolio or its investment portfolio.

New York Life Investments will remain the Portfolio’s investment manager and will continue to oversee Winslow. Under the supervision of New York Life Investments, Winslow will continue to be responsible for the portfolio management of the Portfolio, including making the specific decisions about buying, selling and holding securities.

This Information Statement is being mailed on or about November 1, 2014 to the shareholders of the Portfolio of record as of October 1, 2014 (the “Record Date”). Nuveen, not the Portfolio, will bear the expenses incurred in connection with preparing and mailing this Information Statement.

As of the Record Date, the number of Portfolio shares issued and outstanding were as follows:

Class	Number of Shares
Initial Class	18,758,309.286
Service Class	15,163,786.678

Information on shareholders who owned beneficially more than 5% of each class of shares of the Portfolio as of the Record Date is set forth in Appendix A. To the knowledge of New York Life Investments, the executive officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of the Portfolio as of the Record Date.

NO PROXY IS REQUIRED.
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

BOARD CONSIDERATION FOR THE CONTINUED RETENTION OF
WINSLOW CAPITAL MANAGEMENT LLC
AS SUBADVISOR TO THE PORTFOLIO

In reaching its decision to approve the continued retention of Winslow and the Agreement, the Board considered information presented to it as part of its consideration and approval of the Agreement at the Board’s meetings in September 2014, as well as other relevant information furnished to it throughout the year by New York Life Investments and Winslow at regular and special Board meetings. The Board also requested and received responses from Winslow to a comprehensive list of questions encompassing a variety of topics prepared on behalf of the Board by independent legal counsel to the Board. The Board noted that it had also requested and received responses to similar questions in connection with its approvals of the Portfolio’s previous subadvisory agreement with Winslow at various Board meetings that took place between September 2013 and December 2013. The Board considered its historical experience with Winslow’s capabilities and resources, and its evaluation of Winslow in connection with previous contract review processes, including the contract review processes that culminated with approval of the previous subadvisory agreement between New York Life Investments and Winslow, on behalf of the Portfolio (the “Prior Contract Review Processes”). In addition, the Board considered representations from New York Life Investments and Winslow that the change of control of Winslow is not expected to have a material impact on the nature and quality of services provided by Winslow, and that Nuveen had agreed to pay all of the Portfolio’s expenses incurred as a result of the change of control of Winslow, including expenses related to the preparation and mailing of this Information Statement.

In determining to approve the continued retention of Winslow and the Agreement, the members of the Board reviewed and evaluated all of the information and factors they believed to be relevant and appropriate in light of legal advice furnished to them by independent legal counsel and through the exercise of their own business judgment. The broad factors considered by the Board are discussed in greater detail below, and included, among other things: (i) the nature, extent, and quality of the services to be provided to the Portfolio by Winslow; (ii) the investment performance of the Portfolio and Winslow; (iii) the costs of the services to be provided and the profits to be realized by Winslow and its affiliates from its relationship with the Portfolio; (iv) the extent to which economies of scale may be realized as the Portfolio grows, and the extent to which economies of scale may benefit Portfolio investors; and (v) the reasonableness of the Portfolio’s management and subadvisory fee levels and overall total ordinary operating expenses.

While the members of the Board may have weighed certain factors differently, the Board’s decision to approve the continued retention of Winslow and the Agreement was based on a comprehensive consideration of all the information provided to the Board, including information provided to the Board in connection with its review of Winslow. The Board also considered that shareholders of the Portfolio approved the ability of New York Life Investments to act as a “manager of managers,” which allows the Board and New York Life Investments to retain unaffiliated subadvisors for the Portfolio without the approval of Portfolio shareholders. A more detailed discussion of the factors that figured prominently in the Board’s decision to approve the continued retention of Winslow and the Agreement is provided below.

In considering the approval of the continued retention of Winslow and the Agreement, the Board examined the nature, extent and quality of the services that Winslow historically had provided to the Portfolio. Based on information provided to the Board in connection with the Prior Contract Review Processes, the Board acknowledged Winslow’s historical service to the Portfolio, and took note of the experience of Winslow’s portfolio managers, the number of accounts managed by the portfolio managers and Winslow’s method for compensating portfolio managers. The Board also considered the experience of senior personnel at Winslow. Based on these considerations, the Board concluded, within the context of its overall determinations regarding the Agreement that the Portfolio likely would continue to benefit from the nature, extent and quality of these services as a result of Winslow’s experience, personnel, operations and resources.

In evaluating investment performance, the Board took note of the Portfolio’s historical investment performance results, as presented to the Board in connection with the Prior Contract Review Processes, in light of the Portfolio’s investment objectives, strategies and risks, as disclosed in the Portfolio’s prospectus. The Board considered information about the Portfolio’s investment performance that is provided to the Board in connection with its regularly scheduled meetings, and also took note of information provided in connection with the Prior Contract Review Processes showing the investment performance of the Portfolio as compared to similar peer funds. The Board also considered the strength of Winslow’s resources (including research capabilities). Based on these considerations, the Board concluded, within the context of its overall determinations regarding the Agreement, that the retention of Winslow as subadvisor to the Portfolio is likely to benefit the Portfolio’s long-term investment performance.

The Board considered the costs of the services to be provided by Winslow under the Agreement, and the profits to be realized by Winslow due to its relationship with the Portfolio, taking into account information provided to the Board in connection with the Prior Contract Review Processes. In evaluating any costs and profits of Winslow due to its relationship with the Portfolio in connection with the Prior Contract Review Processes, the Board considered, among other things, Winslow’s investments in personnel, systems, equipment and other resources necessary to manage the Portfolio, and the fact that New York Life Investments is responsible for paying the subadvisory fees for the Portfolio. The Board acknowledged that Winslow must be in a position to pay and retain experienced professional personnel to provide services to the Portfolio, and that Winslow’s ability to maintain a strong financial position is important in order for Winslow to provide high-quality ongoing services to the Portfolio and its investors.

In addition, the Board considered past representations from Winslow and New York Life Investments that the subadvisory fee paid by New York Life Investments to Winslow for services provided to the Portfolio was the result of arm’s-length negotiations. In addition, because Winslow is not affiliated with New York Life Investments, and Winslow’s fees are paid directly by New York Life Investments, the Board historically has focused primarily on the profitability of the relationship between New York Life Investments, its affiliates and the Portfolio.

In considering the costs and profitability of the Portfolio, the Board also considered certain fall-out benefits that may be realized by Winslow due to its relationship with the Portfolio. The Board recognized, for example, the benefits to Winslow from legally permitted “soft-dollar” arrangements by which brokers may provide research and other services to Winslow in exchange for commissions paid by the Portfolio with respect to trades on the Portfolio’s portfolio securities.

After evaluating the information presented to the Board, the Board concluded, within the context of its overall determinations regarding the Agreement, that any profits realized by Winslow due to its relationship with the Portfolio supported the Board’s determination to approve the Agreement. The Board also concluded that any profits realized by Winslow will be the result of arm’s-length negotiations between New York Life Investments and Winslow, and are based on subadvisory fees paid to Winslow by New York Life Investments, not the Portfolio.

The Board also considered whether the Portfolio’s expense structure permitted economies of scale to be shared with the Portfolio’s investors, taking into account information provided to the Board in connection with the Prior Contract Review Processes.

Based on this information, the Board concluded, within the context of its overall determinations regarding the Agreement, that the Portfolio’s expense structure appropriately reflects economies of scale for the benefit of Portfolio investors. The Board noted, however, that it would continue to evaluate the reasonableness of the Portfolio’s expense structure as the Portfolio continues to grow over time.

The Board evaluated the reasonableness of the fees to be paid under the existing management agreement with New York Life Investments and the Agreement, and the Portfolio’s expected total ordinary operating expenses. The Board considered that the fees to be paid to Winslow under the Agreement are paid by New York Life Investments, not the Portfolio, and will result in no increase in the Portfolio’s expenses. In assessing the reasonableness of the Portfolio’s fees and expenses the Board primarily considered comparative data on the fees and expenses charged by similar mutual funds managed by other advisers, based on information provided to the Board in connection with the Prior Contract Review Processes. In addition, the Board considered information provided by New York Life Investments and Winslow on fees charged to other investment advisory clients, including institutional separate accounts and other funds with similar investment objectives as the Portfolios. In this regard, the Board took into account explanations from New York Life Investments and Winslow about the different scope of services provided to retail mutual funds as compared with other investment advisory clients.

After considering all of the factors outlined above, the Board concluded that the Portfolio’s management and subadvisory fees and total ordinary operating expenses were within a range that is competitive. Additionally, the Board determined that within the context of the Board’s overall conclusions regarding the Agreement, the factors outlined above support a conclusion that these fees and expenses are reasonable.

On the basis of the information provided to it and its evaluation thereof, the Board, including the members of the Board who are not “interested persons” of the Portfolio as defined in the 1940 Act, unanimously voted to approve the Agreement.

How is the Continued Retention of Winslow Expected to Affect Shareholders of the Portfolio?

The continued retention of Winslow under the Agreement is not expected to have any effect on shareholders of the Portfolio. In particular, there are no material differences between the terms of the Agreement and those of the previous subadvisory agreement, except for the dates of execution and term. No changes are proposed to the level of services that Winslow currently provides to the Portfolio or the fees payable to Winslow for those services. Winslow and Nuveen have informed New York Life Investments that they do not anticipate any changes in the portfolio managers or the portfolio management teams of the Portfolio as a result of the change of control of Winslow. Further, there are no changes contemplated to the Portfolio’s investment objective, goals or strategies.

Information About Winslow Capital Management, LLC and Nuveen Investments, Inc.

Winslow is located at 4720 IDS Tower, 80 South Eighth Street, Minneapolis, Minnesota 55402. As of September 30, 2014, Winslow managed approximately $36.2 billion in assets.

Winslow is a wholly-owned subsidiary of Nuveen. Nuveen is located at 333 West Wacker Drive, Chicago, Illinois 60606. Nuveen is a privately held investment management company that services both institutional and retail clients. As of October 1, 2014, Nuveen became a wholly-owned subsidiary of TIAA-CREF.

TIAA-CREF is a national financial services organization located at 730 Third Avenue, New York, New York 10017-3206. As of June 30, 2014, TIAA-CREF managed approximately $613 billion in assets, and is the leading provider of retirement services in the academic, research, medical and cultural fields. Nuveen will operate as a separate subsidiary within TIAA-CREF’s asset management business.

Nuveen has three affiliated broker-dealers, Nuveen Securities, LLC, TIAA-CREF Individual & Institutional Services, LLC, and Teachers Personal Investors Services, Inc.

Winslow made no trading commission payments to affiliated broker-dealers during the last fiscal year.

No officers or Trustees of the Trust are officers, employees, directors, general partners or shareholders of Winslow, or otherwise have any material direct or indirect interest in Winslow or any person controlling, controlled by or under common control with Winslow. In addition, since January 1, 2014, the beginning of the Trust’s current fiscal year, no Trustee of the Trust has had, directly or indirectly, a material interest in any material transaction or material proposed transaction to which Winslow, any of its parents or subsidiaries or any subsidiaries of a parent of any such entities was or is to be a party.

Certain information on each of Winslow’s executive officers is listed below and has been provided to us by Winslow. The address of each executive officer, unless otherwise noted, is 4720 IDS Tower, 80 South Eighth Street, Minneapolis, Minnesota 55402.

Name	Position(s) with Winslow	Other Business
Clark J. Winslow	CEO, Portfolio Manager	President of Winslow Family Foundation
Jean A. Baillon	Senior Managing Director, Chief; Administrative Officer and Chief Financial Officer	None
Justin H. Kelly	Chief Investment Officer and Portfolio Manager	None
Michael S. Palmer	President	None
Laura J. Hawkins	Chief Compliance Officer	None

Day-to-day management of the Portfolio is the responsibility of the following co-portfolio managers:

Clark J. Winslow	Mr. Winslow has served as the Chief Executive Officer and a portfolio manager of Winslow since 1992. From 1992 to 2013, he was also the Chief Investment Officer. Mr. Winslow has been a part of the investment management team for the MainStay VP Large Cap Growth Portfolio since 2005. Mr. Winslow has 47 years of investment experience and has managed portfolios since 1975. Mr. Winslow has a BA from Yale University and an MBA from the Harvard Business School.

Justin H. Kelly, CFA	Mr. Kelly is the Chief Investment Officer and a portfolio manager/analyst of Winslow and has been with the firm since 1999. Mr. Kelly has been part of the investment management team for the MainStay VP Large Cap Growth Portfolio since 2005. Mr. Kelly graduated Summa Cum Laude from Babson College in 1993 with a BS in Finance/Investments. He also holds the Chartered Financial Analyst® (“CFA®”) designation.
Patrick M. Burton, CFA	Mr. Burton is a Managing Director and portfolio manager/analyst of Winslow and has been with the firm since 2010. Mr. Burton has been part of the investment management team for the MainStay VP Large Cap Growth Portfolio since 2013. Prior to joining Winslow, Mr. Burton was a Senior Equity Research Analyst at Thrivent Asset Management from 2009 to 2010. Prior to that, Mr. Burton was a Managing Director with Citigroup Investments from 1999 to 2009. Mr. Burton received his BS with distinction in Finance from the University of Minnesota. He is also a CFA® charterholder.

In addition to acting as the subadvisor to the Portfolio, Winslow also acts as subadvisor to funds listed in the table below. The investment objective of each of these funds is similar to the Portfolio’s.

Fund Name	Assets Under Management by Winslow as of September 30, 2014 ($M)	Subadvisory Fee Rate
MainStay Large Cap Growth Fund	$19,952	0.40% on Allocated Assets[1] up to $100 million; 0.35% on Allocated Assets from $100 million to $350 million; 0.30% on Allocated Assets from $350 million to $600 million; 0.25% on Allocated Assets from $600 million to $1 billion; 0.20% on Allocated Assets from $1 billion to $2.5 billion; 0.24% on Allocated Assets from $2.5 billion to $5 billion; and 0.25% on Allocated Asset in excess of $5 billion
HSBC Growth Portfolio	$76	0.40% on assets up to $250 million; 0.35% on assets from $250 million to $500 million; 0.30% on assets from $500 million to $750 million; 0.25% on assets from $750 million to $1 billion; and 0.20% on assets over $1 billion[2]
Nuveen Winslow Large-Cap Growth Fund	$1,174	0.50% of Fund management fee less allocated Fund expenses
Nationwide Variable Insurance Trust — NVIT Multi-Manager Large Cap Growth Fund	$546	0.40% on assets up to $100 million; 0.35% on assets from $100 million to $350 million; 0.30% on assets from $350 million to $600 million; 0.25% on assets from $600 million to $1 billion; 0.20% on assets from $1 billion to $2.5 billion; 0.23% on assets from $2.5 billion to $3.5 billion; 0.24% on assets from $3.5 billion to $5 billion; 0.25% on assets over $5 billion[3]
USAA Aggressive Growth Fund	$664	0.40% on assets up to $100 million; 0.35% on assets from $100 million to $350 million; 0.30% on assets from $350 million to $600 million; 0.25% on assets from $600 million to $1 billion
Columbia Management Variable Portfolio — Nuveen Winslow Large Cap Growth Fund	$1,449	0.40% on assets up to $100 million; 0.35% on assets from $100 million to $350 million; 0.30% on assets from $350 million to $600 million; 0.25% on assets from $600 million to $1 billion; 0.20% on assets from $1 billion to $2.5 billion; 0.23% on assets from $2.5 billion to $3.5 billion; 0.24% on assets from $3.5 billion to $5 billion; 0.25% on assets over $5 billion

[1]	“Allocated Assets” are defined below in the section “Management and Subadvisory Fees.”
[2]	Based upon the total assets under management of various HSBC investment vehicles advised or subadvised by Winslow.
[3]	Based upon the total assets under management of various Nationwide investment vehicles advised or subadvised by Winslow.

Investment Objectives and Principal Investment Strategy of the Portfolio

The Portfolio’s investment objective is to seek long-term growth of capital.

Under normal circumstances, the Portfolio invests at least 80% of its assets (net assets plus any borrowings for investment purposes) in large capitalization companies, which are companies having a market capitalization in excess of $4 billion at the time of purchase. Typically, Winslow Capital Management, LLC, the Portfolio’s Subadvisor, invests substantially all of the Portfolio’s investable assets in domestic securities. However, the Portfolio is permitted to invest up to 20% of its net assets in foreign securities, which are generally securities issued by companies organized outside the U.S. and traded primarily in markets outside the U.S.

The Portfolio invests in those companies that the Subadvisor believes will provide an opportunity for achieving superior portfolio returns (i.e., returns in excess of the returns of the average stock mutual fund) over the long term. The Subadvisor seeks to invest in companies that have the potential for above-average future earnings growth with management focused on shareholder value.

When purchasing stocks for the Portfolio, the Subadvisor looks for companies typically having some or all of the following attributes: addressing markets with growth opportunities; favorable market share; identifiable and sustainable competitive advantages; a management team that can perpetuate the firm’s competitive advantages; and, attractive, and preferably rising, returns on invested capital.

The Subadvisor takes a “bottom-up” investment approach when selecting investments. This means it bases investment decisions on company specific factors, not general economic conditions.

Under normal market conditions, the Subadvisor employs a sell discipline pursuant to which it may sell some or all of its position in a stock when a stock becomes fully valued, the fundamental business prospects are deteriorating, or the position exceeds limits set by the Subadvisor.

Principal Risks

Loss of Money Risk:  Before considering an investment in the Portfolio, you should understand that you could lose money.

Market Changes Risk:  The value of the Portfolio’s investments may change because of broad changes in the markets in which the Portfolio invests, which could cause the Portfolio to underperform other funds with similar objectives. From time to time, markets may experience periods of acute stress that may result in (i) increased volatility; and

(ii) increased redemptions. Such conditions may add significantly to the risk of volatility in the net asset value of the Portfolio’s shares.

Management Risk:  The investment strategies, practices and risk analysis used by the Subadvisor may not produce the desired results.

Equity Securities Risk:  Investments in common stocks and other equity securities are particularly subject to the risk of changing economic, stock market, industry and company conditions and the risks inherent in the portfolio managers’ ability to anticipate such changes that can adversely affect the value of the Portfolio’s holdings. Opportunity for greater gain often comes with greater risk of loss.

Growth Stock Risk:  If growth companies do not increase their earnings at a rate expected by investors, the market price of the stock may decline significantly, even if earnings show an absolute increase. Growth company stocks also typically lack the dividend yield that can cushion stock prices in market downturns.

Foreign Securities Risk:  Investments in foreign securities may be riskier than investments in U.S. securities. Differences between U.S. and foreign regulatory regimes and securities markets, including less stringent investor protections and disclosure standards of some foreign markets, less liquid trading markets and political and economic developments in foreign countries, may affect the value of the Portfolio’s investments in foreign securities. Foreign securities may also subject the Portfolio’s investments to changes in currency rates. These risks may be greater with respect to securities of companies that conduct their business activities in emerging markets or whose securities are traded principally in emerging markets.

Terms of the Agreement

There are no differences between the terms of the Agreement and those of the previous subadvisory agreement, except for the dates of execution and term. There were no changes to the level of services that Winslow is required to provide to the Portfolio or the fees payable to Winslow by New York Life Investments for those services. The Agreement will continue in force for an initial period of two years, unless sooner terminated as provided in the Agreement. Thereafter, like the previous subadvisory agreement, the Agreement will continue in force from year to year so long as it is specifically approved by the Board or shareholders of the Portfolio at least annually in the manner required by the 1940 Act.

Also like the previous subadvisory agreement, the Agreement will automatically terminate in the event of its assignment (as defined in the

1940 Act) or upon the termination or assignment of the Portfolio’s management agreement with New York Life Investments and may be terminated by New York Life Investments or Winslow at any time without payment of any penalty on sixty days’ prior written notice to the other party and the Portfolio. The Agreement may also be terminated at any time without payment of any penalty by action of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio (as defined by the 1940 Act) on sixty days’ prior written notice to Winslow and New York Life Investments.

The previous subadvisory agreement was dated as of April 29, 2011, as amended from time to time and had not been submitted to shareholders. An earlier subadvisory agreement, dated March 15, 2006, was last submitted to a vote of, and was approved by, the shareholders on March 15, 2006.

Management and Subadvisory Fees

Under the terms of the Amended and Restated Management Agreement between New York Life Investments and the Trust, on behalf of the Portfolio, the Portfolio pays New York Life Investments a management fee that is equal to an annual percentage of the Portfolio’s average daily net assets as follows: 0.75% on assets up to $500 million, 0.725% on assets from $500 million to $750 million, 0.71% on assets from $750 million to $1 billion, 0.70% on assets from $1 billion to $2 billion, 0.66% on assets from $2 billion to $3 billion, 0.61% on assets from $3 billion to $7 billion, 0.585% on assets from $7 billion to $9 billion, and 0.575% on assets in excess of $9 billion.

Under the Agreement, New York Life Investments will pay Winslow a subadvisory fee, computed daily and payable monthly, that is equal to an annual percentage of the average daily net assets of the Portfolio combined with the average daily net assets of any other investment companies that also are managed by New York Life Investments and subadvised by Winslow (“Allocated Assets”).

Pursuant to the Agreement, New York Life Investments is required to pay Winslow subadvisory fees at the following annual percentage rates: 0.40% on Allocated Assets up to $100 million, 0.35% on Allocated Assets from $100 million to $350 million, 0.30% on Allocated Assets from $350 million to $600 million, 0.25% on Allocated Assets from $600 million to $1 billion, 0.20% on Allocated Assets from $1 billion to $2.5 billion, 0.24% on Allocated Assets from $2.5 billion to $5 billion and 0.25% on Allocated Assets in excess of $5 billion. The annual subadvisory fees paid to Winslow under the Agreement are the same as those paid to Winslow under the previous subadvisory agreement.

For the fiscal year ended December 31, 2013, the aggregate subadvisory fees paid by New York Life Investments to Winslow for services rendered to the Portfolio were $2,163,550. For the fiscal year ended December 31, 2012, the aggregate subadvisory fees paid by New York Life Investments to Winslow for services rendered to the Portfolio were $1,830,543.

All fees due to Winslow under the Agreement are paid by New York Life Investments and are not additional expenses to the Portfolio.

THERE WILL BE NO INCREASE IN ADVISORY FEES PAID BY THE PORTFOLIO TO NEW YORK LIFE INVESTMENTS IN CONNECTION WITH THE CONTINUED RETENTION OF WINSLOW AS THE SUBADVISOR TO THE PORTFOLIO.

GENERAL INFORMATION

The Trust will furnish, without charge, to any Policy Owner, upon request, a printed version of the Portfolio’s most recent annual report. Such requests may be directed to the Trust by writing New York Life Insurance and Annuity Corporation, Attn: MainStay VP Funds Trust, 51 Madison Avenue, New York, New York 10010, or by calling toll-free 1-800-598-2019.

New York Life Investments serves as the investment adviser and administrator to the Portfolio. The principal executive offices of New York Life Investments and the Portfolio are located at 51 Madison Avenue, New York, New York 10010.

The Portfolio’s distributor is NYLIFE Distributors LLC, 169 Lackawanna Avenue, Parsippany, New Jersey 07054. The Portfolio’s custodian is State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111-2900.

The Portfolio may furnish only one copy of this Information Statement to a household, even if more than one shareholder resides in the household, unless the Portfolio has received contrary instructions from one or more of the household’s shareholders. If you are a shareholder and would like additional copies of this Information Statement, please contact the distributor by writing NYLIFE Distributors LLC, Attn: MainStay VP Funds Trust, 169 Lackawanna Avenue, Parsippany, New Jersey 07054, or by calling toll-free 1-800-598-2019. If in the future you do not want the mailing of your Information Statement to be combined with other members of your household, or if the Portfolio has furnished multiple Information Statements to your household and you would like the Portfolio to furnish only one statement to your household in the future, please inform the Distributor in writing or via telephone at the address or telephone number listed above.

APPENDIX A

As of the Record Date, the following persons owned of record or beneficially 5% or more of the outstanding shares of the class identified of the MainStay VP Large Cap Growth Portfolio. Shareholders holding greater than 25% or more of the Portfolio are considered “controlling persons” of the Portfolio under the 1940 Act.

Class	Name and Address of Beneficial Owner	Percentage	No. of Shares
Initial Class	NYLIAC Variable Annuity Separate Account III	9.4%	1,771,801.828
	NYLIAC VUL Separate Account I	10.3%	1,940,944.252
	MainStay VP Conservative Allocation Portfolio	8.8%	1,647,059.311
	MainStay VP Moderate Allocation Portfolio	19.6%	3,669,463.639
	MainStay VP Moderate Growth Allocation Portfolio	36.8%	6,898,652.789
	MainStay VP Growth Allocation Portfolio	12.1%	2,274,070.557
Service Class	NYLIAC Variable Annuity Separate Account III	35.2%	5,343,513.713
	NYLIAC Variable Annuity Separate Account IV	64.8%	9,820,272.965

A-1